Exhibit 99.1

American Science and Engineering, Inc. Reports Revenue and Earnings for Fourth Quarter and Fiscal Year 2004

BILLERICA, Mass.—(BUSINESS WIRE)—May 20, 2004—American Science and Engineering, Inc. (AMEX:ASE) today reported its financial results for the fourth quarter and audited results for the fiscal year ended March 31, 2004. For fiscal year 2004, revenues increased 23% to $76,342,000 compared with revenues of $61,958,000 in fiscal year 2003. The Company reported net earnings for the year ended March 31, 2004 of $1,911,000, or $0.27 per share, as compared to a net loss in the previous year of $7,951,000, or $1.20 per share.

For the fourth quarter of fiscal year 2004, revenues increased to $24,509,000 compared to revenues of $12,885,000 for the same period last year. Net earnings for the fourth quarter were $1,800,000, or $0.24 per share, for the quarter ended March 31, 2004 as compared to a net loss of $5,287,000 for the same period last year.

“We are very pleased with the quarter and year-end results,” commented Anthony Fabiano, President and CEO. “We not only achieved excellent results for the fourth quarter, but we were profitable for the fiscal year. We continue to work to increase profitability by increasing revenue and reducing operating costs as a percent of revenue. These results reflect a company-wide commitment to profitability and customer satisfaction as we move forward into fiscal year 2005.”

Fabiano continued, “Operationally, we instituted cost-reduction efforts, including a workforce reduction and the implementation of lean manufacturing processes with the goal of sustained profitability from quarter to quarter. Organizationally, we have assembled a world-class senior management team that will execute the required strategies to increase market share and profit margins. We continue to focus on quality, customer service and on-time delivery performance improvements to deliver outstanding products and services to the marketplace. In addition, we are focusing our investment in Research and Development to efficiently develop new technologies and provide new products and product improvements that meet customer expectations in our rapidly evolving industry.”

As previously announced, Anthony Fabiano and Ted Owens, Executive Vice President, Treasurer and Chief Financial Officer, will host a conference call on Thursday, May 20 at 11 a.m. Eastern time to discuss the results and respond to questions. To participate in the call, please dial 1-800-283-8310 at least 10 minutes prior to starting time. For international participants, dial 1-706-634-0899. Please tell the Operator that you are a participant of the American Science and Engineering earnings conference call led by Anthony Fabiano and Ted Owens. You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting at 12 p.m. ET for a 48-hour period by dialing 1-800-642-1687. Internationally, please dial 1-706-645-9291. The conference identification number is 7508132. The replay will also be available at http://www.as-e.com/investor/investor.html immediately following the conference.

About AS&E(R)

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z(R) Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped Energy(TM) X-ray inspection systems combine the material discrimination features of Z(R) Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED FINANCIAL SUMMARY

(in thousands, except per share data)

	Quarter Ended
	(Unaudited)		Fiscal Year Ended
	Mar. 31, 2004	Mar. 31, 2003	Mar. 31, 2004	Mar. 31, 2003

Net sales and contract revenues	$24,509	$12,885	$76,342	$61,958

Gross profit	6,601	219	19,934	10,949

Selling, general, and administrative expenses	2,987	2,406	11,648	12,409

Research and development	1,150	1,554	5,535	6,419

Operating income (loss)	2,464	(3,741)	2,751	(7,879)

Other (expense) income	(659)	910	(931)	2,384

Earnings (loss) before provision for (benefit from) income taxes	1,805	(2,831)	1,820	(5,495)

Provision for (benefit from) income taxes	5	2,456	(91)	2,456

Net Income (loss)	$1,800	$(5,287)	$1,911	$(7,951)

Earnings (loss) per common share
- Basic	$.24	$(0.77)	$.27	$(1.20)
- Diluted	$.24	$(0.77)	$.26	$(1.20)

Shares used in earnings (loss) per share calculation
Basic	7,357	6,868	7,155	6,627
Diluted	7,593	6,868	7,345	6,627

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	March 31, 2004	March 31, 2003

Assets
Current assets:
Cash and cash equivalents	$18,232	$5,585
Restricted cash and investments	585	1,895
Short-term investments	1,845	4,538
Accounts receivable, net of allowances of $250 at March 31, 2004 and $246 at March 31, 2003	14,771	10,499
Unbilled costs and fees, net of allowances of $437 at March 31, 2004 and March 31, 2003	4,468	4,343
Inventories	11,390	15,748
Prepaid expenses and other current assets	1,890	822
Total current assets	53,181	43,430

Non-current assets:
Other assets	37	172
Property and equipment, net of accumulated depreciation of $12,117 on March 31, 2004 and $10,549 at March 31, 2003	2,585	3,714
	$55,803	$47,316

Liabilities & Stockholders’ Investment
Current liabilities:
Accounts payable	$3,690	$5,327
Accrued salaries and benefits	1,954	1,476
Accrued warranty costs	699	535
Deferred revenue	2,020	1,928
Customer deposits	4,419	2,747
Other current liabilities	1,875	1,221
Total current liabilities	14,657	13,234

Non-current liabilities:
Warrant liability	2,093	820
Deferred revenue	524	751
Deferred compensation	71	85
Deferred rent	25	68
Total non-current liabilities	2,713	1,724

Stockholders’ investment:
Preferred stock, no par value	—	—
Common stock, $.66-2/3 par value	4,943	4,581
Capital in excess of par value	42,683	38,780
Unearned compensation	(115)	—
Cumulative translation adjustment	14	—
Accumulated deficit	(9,092)	(11,003)
Total stockholders’ investment	38,433	32,358
	$55,803	$47,316

CONTACT: American Science and Engineering, Inc.
Ted Owens, 978-262-8700

SOURCE: American Science and Engineering, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding American Science and Engineering’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.